UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07. Submission of Matters to a Vote of Security Holders

Insteel Industries, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on February 12, 2019. Set forth below is a brief description of each item submitted to a vote of the shareholders at the Annual Meeting and the final voting results for each item. A more complete description of each item is set forth in the Company’s proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on January 2, 2019.

Item Number One – Election of Directors

Each of the three nominees named in the proxy statement for the Annual Meeting were elected by the shareholders to the Board based on the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Abney S. Boxley, III	16,544,425	150,446	1,578,104
Jon M. Ruth	16,472,738	222,134	1,578,104
Joseph A. Rutkowski	14,028,184	2,666,687	1,578,104

Mr. Boxley was elected for a one year term ending at the 2020 Annual Meeting of Shareholders. Messrs. Ruth and Rutkowski were elected to three year terms ending at the 2022 Annual Meeting of Shareholders.

Item Number Two – Advisory Vote on the Compensation of the Company’s Executive Officers

The compensation of the Company’s executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,197,074	487,509	10,287	1,578,106

Item Number Three – Ratification of the Appointment of Grant Thornton LLP

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 28, 2019 was ratified by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions
18,189,065	81,153	2,756

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: February 14, 2019	By:	/s/ James F. Petelle
James F. Petelle
Vice President and Secretary